UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2020

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

000-23115	36-2848943
(Commission File Number)	(IRS Employer Identification No.)

22160 N. Pepper Road Lake Barrington, Illinois	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 382-1000

Not applicable

(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CTIB	NasdaqCM

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (l7 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-1 2)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240. l 3c-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;

On January 2, 2020, CTI Industries Corporation (“CTI” or the “Company”), received a notice (the “Notice”) of failure to satisfy a continued listing standard from Nasdaq under Listing Rules 5620 (a) and 5810 (c) (2) (G). The Notice indicated that the Company failed to hold an annual meeting of stockholders within the required twelve month period. The Company has 45 days to submit a plan to regain compliance. If that plan is accepted, CTI may be granted up to 180 calendar days from the date of the letter to evidence compliance. Failure to regain compliance with standards for continued listing would result in the ultimate de-listing of CTI’s common stock, ticker symbol “CTIB”, from Nasdaq. The Company intends to respond with a plan designed to regain compliance.

This summary is not intended to include all terms of the Notice, which is attached hereto.

Item No. 9.01 – Financial Statements and Exhibits

Exhibit No.                         Exhibit

10.1                        Notice from Nasdaq dated January 2, 2020.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CTI Industries Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Village of Lake Barrington, Illinois, January 7, 2020.

CTI INDUSTRIES CORPORATION

By:	/s/ Frank J. Cesario
Frank J. Cesario, President and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Notice from Nasdaq dated January 2, 2020